Exhibit 99.1

JOINT FILER INFORMATION:

As a managing member of Blesbok LLC, Lowell J. Milken may be deemed to share the powers of voting and disposition of the securities described herein. The reporting persons disclaim beneficial ownership of the reported securities, except to the extent of their pecuniary interest therein. See Joint Filer Information below.

FORM 4 CONTINUATION SHEET

JOINT FILER INFORMATION

	NAME:	 		 Lowell J. Milken

	ADDRESS:	 	 1250 Fourth Street
				 Santa Monica, California 90401

	DESIGNATED FILER:	 Michael R. Milken

	ISSUER & TICKER SYMBOL:	 Nobel Learning Communities, Inc. (NLCI)

	DATE OF EVENT REQUIRING
	STATEMENT:		 June 27, 2006

	SIGNATURE:	 	 /s/ Lowell J. Milken
 				 ________________________________________
 	 	                 Lowell J. Milken, an individual